Exhibit 99.1

 BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST
ANNOUNCES RESULTS OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED SEPTEMBER 30, 2008;
ALSO ANNOUNCES SUSPENSION OF CASH DIVIDEND

Great Neck, New York – December 11, 2008 – BRT REALTY TRUST (NYSE:BRT) today announced its results of operations for the quarter and year ended September 30, 2008.  BRT reported that for the three months ended September 30, 2008, it had total revenues of $4,964,000 and net income of $2,206,000, or $.19 per share.  The net income for the quarter ended September 30, 2008 includes a gain on sale of available-for-sale securities of $8,237,000 ($.70 per share), offset in part by a provision for loan losses of $3,560,000 ($.30 per share), foreclosure related professional fees of $349,000 ($.03 per share) and an impairment charge on foreclosed properties held for sale of $2,410,000 ($.21 per share).  For the three months ended September 30, 2007, BRT reported revenues of $8,617,000 and a net loss of $3,489,000, or a per share loss of $.31.  The net loss for the quarter ended September 30, 2007 includes a provision for loan losses of $8,300,000 ($.74 per share).  The weighted average number of common shares outstanding for the quarters ended September 30, 2008 and September 30, 2007 was 11,728,412 and 11,198,925, respectively.

For the year ended September 30, 2008, BRT reported total revenues of $23,084,000 and a net loss of $260,000, or a per share loss of $.02.  The results of operations for the September 30, 2008 fiscal year includes a gain on sale of available-for-sale securities of $19,940,000 ($1.71 per share) and a provision for loan losses of $15,260,000 ($1.31 per share), an impairment charge of $9,210,000 ($.79 per share), which includes $4,603,000 relating to properties held for sale, and foreclosure related professional fees of $2,009,000 ($.17 per share).  For the year ended September 30, 2007, BRT reported revenues of $42,900,000 and net income of $35,070,000, or $3.33 per share.  Net income for the fiscal year ended September 30, 2007 includes a gain on sale of available-for-sale securities of $19,455,000 ($1.85 per share), a gain on disposition of real estate related to an unconsolidated real estate venture of $1,819,000 ($.17 per share) and a provision for loan losses of $9,300,000 ($.88 per share).  The weighted average number of common shares outstanding for the years ended September 30, 2008 and September 30, 2007 was 11,648,885 and 10,518,297, respectively.

Commenting on the results of operations for the quarter and year ended September 30, 2008, Jeffrey A. Gould, President and Chief Executive Officer of BRT, noted that 2008 was a very challenging year for mortgage lenders, including BRT.  He pointed out that although BRT has no sub-prime exposure and no CMBS investments and has never purchased or issued collateralized debt obligations, the weaknesses in these markets spread to commercial real estate and significantly affected BRT’s business activities.  Mr. Gould further noted that consistent with the crisis in the credit and real estate markets, many BRT borrowers defaulted on their monetary obligations, thereby increasing BRT’s non-earning loans and required BRT to focus significant resources on workouts, foreclosure activities and real estate acquired.  More specifically, Mr. Gould advised as follows with respect to the quarter and year ended September 30, 2008:

•
Total revenues for the three months and year ended September 30, 2008 declined by 42% and 46%, respectively, compared to total revenues for the comparable periods in the year ended September 30, 2007.  Interest income, the largest component of revenues, declined by 48% and 50% quarter versus quarter and year versus year, respectively, due primarily to a significant decline in the average balance of loans outstanding.  Adding to the decline in interest income was an increase in non-performing loans and a decline in loan originations.  Fee income also declined significantly in both current periods as a result of the decline in new loan originations.

•
In view of BRT’s basic philosophy of primarily originating senior mortgage loans, BRT was able to act quickly in fiscal 2008 with respect to defaulted loans to acquire title to the underlying collateral.  In the year ended September 30, 2008, BRT aggressively and successfully pursued foreclosure actions and BRT’s realty assets (including real estate held for sale) increased from $12,691,000 at September 30, 2007 to $77,012,000 at September 30, 2008, and non-performing loans decreased from $63,627,000 at September 30, 2007 to $18,407,000.  Subsequent to the end of the 2008 fiscal year, BRT acquired in foreclosure two additional properties, thereby increasing real estate assets to $84,512,000 and decreasing non-performing loans to $5,747,000.

•
Expenses directly related to non-performing loans and foreclosed properties, including provisions for loan losses, foreclosure related professional fees, operating expenses related to real estate acquired in foreclosure, and impairment charges had a significant affect on BRT’s results of operations quarter versus quarter and year versus year.  In the quarter ended September 30, 2008 the provision for loan losses decreased from $8,300,000 in the comparable quarter in the prior fiscal year to $3,560,000, but impairment charges with respect to properties held for sale (included in discontinued operations) increased quarter versus quarter from zero to $2,410,000.  In addition, foreclosure related professional fees increased from $170,000 to $349,000 and real estate operating expenses increased from $73,000 to $1,235,000 quarter versus quarter.  Comparing fiscal 2008 with fiscal 2007, loan loss provisions increased from $9,300,000 to $15,260,000, impairment charges increased from zero to $9,210,000 (including impairment charges related to properties held for sale), foreclosure related professional fees increased from $460,000 to $2,009,000 and real estate operating expenses increased from $666,000 to $3,912,000.

•
BRT’s loss before gain on sale of available-for-sale securities, minority interest and discontinued operations in the quarter ended September 30, 2008 and September 30, 2007 was $3,975,000 and $3,507,000, respectively, and for the year ended September 30, 2008 the loss was $17,605,000.  For the year ended September 30, 2007 BRT reported income before sale of available-for-sale securities, minority interest and discontinued operations of $15,321,000.  Offsetting losses in the quarter and year ending September 30, 2008 was a gain on sale of available-for-sale securities, primarily shares of Entertainment Properties Trust, of $8,237,000 and $19,940,000, respectively.  In the comparable quarter and year ending September 30, 2007 there were gains on sale of available-for-sale securities of $36,000 and $19,455,000, respectively.

BRT also announced that its Board of Trustees suspended payment of quarterly dividends on its common shares.  Commenting on the suspension of the dividend, Mr. Gould stated that since BRT will likely report a tax loss for the tax year ended December 31, 2008, no distributions are likely to be required in 2009 in order for BRT to maintain its REIT status.  With the problems facing the real estate industry and the company at this time and accordingly, a need to preserve capital, Mr. Gould noted that the Board considered it prudent to suspend the payment of dividends.  The Board will review the dividend policy at each regular quarterly Board meeting.

BRT REALTY TRUST is a mortgage-oriented real estate investment Trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the value of the collateral securing loans, potential property sales, property management, foreclosure activities and dividend payments.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including, with respect to a non-performing loans, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact: Simeon Brinberg – (516) 466-3100

BRT REALTY TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Audited)
(In Thousands, except for Per Share Data)

	Three Months Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007

Revenues	$4,964	$8,617	$23,084	$42,900

Expenses *	8,975	12,645	42,047	30,570

(Loss) income before equity in earnings of unconsolidated joint ventures, gain on sale of available-for-sale securities, minority interest and discontinued operations	(4,011)	(4,028)	(18,963)	12,330

Equity in earnings of unconsolidated joint ventures	36	521	1,358	1,172
Gain on disposition of real estate related to unconsolidated joint estate ventures	-	-	-	1,819
(Loss) income before gain on sale of available-for-sale securities, minority interest and discontinued operations	(3,975)	(3,507)	(17,605)	15,321

Gain on sale of available-for-sale securities	8,237	36	19,940	19,455
Minority interest	(44)	(28)	(139)	(74)
Income (loss) from continuing operations	4,218	(3,499)	2,196	34,702

Discontinued operations
Income from operations	310	10	635	16
Impairment charges	(2,410)	-	(4,603)	-
Gain on sale of real estate assets	88	-	1,512	352
Income from discontinued operations	(2,012)	10	(2,456)	368
Net income (loss) income	$2,206	$(3,489)	$(260)	$35,070

Earnings (loss) per share of beneficial interest:

Income (loss) from continuing operations	$.36	$(.31)	$.19	$3.30
(Loss) income from discontinued operations	(.17)	-	(.21)	.04
Basic earnings (loss) earnings per share	.19	$(.31)	$(.02)	$3.34

Income (loss) from continuing operations	$.36	$(.31)	$.19	$3.29
(Loss) Income from discontinued operations	(.17)	-	(.21)	.04
Diluted earnings (loss) per share	$.19	$(.31)	$(.02)	$3.33

Cash distributions per common share	$1.33	$.62	$3.19	$2.44

Weighted average number of common shares outstanding:
Basic	11,725,236	11,185,633	11,648,885	10,501,738
Diluted	11,728,412	11,198,925	11,648,885	10,518,297

*  Includes $3,560,000 and $8,300,000, respectively, of loan loss provisions in the three months ending September 30, 2008 and 2007 and $15,260,000 and $9,300,000, respectively, of loan loss provisions in the year ended September 30, 2008 and 2007.  Also includes impairment charges against real estate owned of $4,607,000 in the year ended September 30, 2008.